Exhibit 99.1

            Conn's, Inc. Reports Record Second Quarter 2005 Earnings

     BEAUMONT, Texas--(BUSINESS WIRE)--Aug. 30, 2004--Conn's, Inc. (Nasdaq/NM:CONN), a specialty retailer of home appliances, consumer electronics, home office products, bedding and lawn and garden products, today announced record results for the quarter and six months ended July 31, 2004.
     Net income available for common stockholders for the second quarter increased 37.6% to $6.8 million compared to $4.9 million for the second quarter of last year. Diluted earnings per share available for common stockholders decreased 3.3% to $0.29 from $0.30 in the prior year. On a pro forma basis, as though all shares issued in the initial public offering were outstanding in both periods for the full period and IPO proceeds were used to pay-off existing balance sheet debt, diluted earnings per share increased 16.0% to $0.29 for the quarter ended July 31, 2004 from $0.25 for the quarter ended July 31, 2003. Net revenues for the quarter ended July 31, 2004 increased 16.6% to $136.6 million compared with $117.1 million for the quarter ended July 31, 2003. This increase in revenue included net sales increases of $16.1 million, or 15.7%, and increases from "Finance charges and other" of $3.4 million, or 23.5%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 7.2% for the second quarter of fiscal 2005. One of the factors that contributed to success in sales increases and profitability in the current quarter was the expansion of credit promotion programs in excess of one year; the corresponding offset to these operational improvements included a higher use of cash to absorb receivable growth that does not qualify for funding under the asset-backed securitization program.
     Net revenues for the six months ended July 31, 2004 increased 14.1% to $271.5 million compared with $237.9 million for the six months ended July 31, 2003. This increase in revenue included net sales increases of $28.0 million, or 13.4%, and increases from "Finance charges and other" of $5.6 million, or 19.7%. Same store sales increased 5.3% for the first six months of fiscal 2004. Net income available for common stockholders for the six months ended July 31, 2004 increased 54.4% to $14.6 million compared to $9.4 million for the first six months of last year. Diluted earnings per share available for the common stockholder increased 8.9% to $0.61 from $0.56 in the prior year. On a pro forma basis, as though all shares issued in the initial public offering were outstanding in both periods for the full period and IPO proceeds were used to pay-off existing balance sheet debt, diluted earnings per share increased 24.5% to $0.61 for the six months ended July 31, 2004 from $0.49 for the six months ended July 31, 2003.
     "We continue to be pleased with our progress since becoming a public company," said Thomas J. Frank, Conn's chairman and chief executive officer. "We feel that the same store sales performance for the quarter and the year indicates that we kept our commitment to potential investors to execute at an exceptional level. We believe the additional capital expenditures that we have recently made remodeling our stores has already had a positive impact on our operations and will continue to generate an appropriate return on our investment. The continuation of our efforts to push our primary business in appliances and electronics and the emphasis that we have placed on track sales, bedding and lawn and garden categories seems to be providing positive results, both at the top and bottom lines."

     EPS Guidance

     The Company also issued guidance for the third quarter ended Oct. 31, 2004 of earnings per diluted share of approximately $0.25 to $0.27. Guidance issued for the entire year continues to include earnings per diluted share of approximately $1.24 to $1.26, with comparable store sales increase in the mid single digit range.

     Conference Call Information

     Conn's, Inc. will host a conference call and audio webcast today, Aug. 30, 2004 at 10:00 a.m., CST, to discuss financial results for the quarter ended July 31, 2004. The webcast will be available at www.conns.com and will be archived for one year. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com. Institutional investors can access the call via CCBN's password protected event management site at www.streetevents.com.

     About Conn's, Inc.

     The Company is a specialty retailer currently operating 47 retail locations in Texas and Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma and LCD televisions, camcorders, VCRs, DVD players and home theater products. The Company also sells home office equipment, lawn and garden products and bedding, and continues to introduce additional product categories for the home to help increase same store sales and to respond to our customers' product needs.
     Unlike many of its competitors, the Company provides in-house credit options for its customers. Historically, it has financed over 56% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity, or the issuer, in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.

     This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on April 16, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


                          CONN'S, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                               Three Months Ended   Six Months Ended
                                    July 31,            July 31,
                              ------------------- -------------------
                                2003      2004      2003      2004
                              --------- --------- --------- ---------
Revenues
   Total net sales            $102,754  $118,851  $209,441  $237,393
   Finance charges and other    14,372    17,750    28,476    34,085
                              --------- --------- --------- ---------
      Total revenues           117,126   136,601   237,917   271,478
Cost and Expenses
   Cost of goods sold,
    including warehousing and
    occupancy costs             72,682    85,704   149,674   170,479
   Cost of parts sold,
    including warehousing and
    occupancy costs              1,007     1,092     2,250     2,195
   Selling, general and
    administrative expense      32,399    37,521    64,154    72,383
   Provision for bad debts         820     1,227     2,189     2,649
                              --------- --------- --------- ---------
      Total cost and expenses  106,908   125,544   218,267   247,706
                              --------- --------- --------- ---------
Operating income                10,218    11,057    19,650    23,772
Interest expense                 1,670       567     3,215     1,149
                              --------- --------- --------- ---------
Income before minority
 interest and income taxes       8,548    10,490    16,435    22,623
Minority interest in limited
 partnership                                 131                 246
                              --------- --------- --------- ---------
Income before income taxes       8,548    10,359    16,435    22,377
Total provision for income
 taxes                           3,025     3,569     5,827     7,814
                              --------- --------- --------- ---------
Net income                       5,523     6,790    10,608    14,563
Less preferred dividends          (586)             (1,173)
                              --------- --------- --------- ---------
Net income available for
 common stockholders            $4,937    $6,790    $9,435   $14,563
                              ========= ========= ========= =========
Earnings per share:
   Basic                         $0.30     $0.29     $0.56     $0.63
   Diluted                       $0.30     $0.29     $0.56     $0.61
Average common shares
 outstanding:
   Basic                        16,720    23,179    16,720    23,163
   Diluted                      16,720    23,801    16,720    23,769


                          CONN'S, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                              January 31,   July 31,
                                                 2004         2004
                                             ------------ ------------
                   Assets                                  (Unaudited)
Current Assets
Cash and cash equivalents                        $12,942       $6,328
Interest in securitized assets and accounts
 receivable, net                                  93,940      113,027
Inventories                                       53,742       57,827
Deferred income taxes                              4,148        4,526
Prepaid expenses and other assets                  3,031        2,125
                                             ------------ ------------
      Total current assets                       167,803      183,833
Non-current deferred tax assets                    3,945        4,610
Total property and equipment, net                 54,825       59,899
Goodwill and other                                 8,187        8,282
                                             ------------ ------------
      Total assets                              $234,760     $256,343
                                             ============ ============

            Liabilities and Stockholders' Equity
Current Liabilities
Notes payable                                         $-       $1,205
Current portion of long-term debt                    338          318
Accounts payable                                  26,412       32,819
Fair value of derivatives                          1,121          702
Other current liabilities                         22,866       20,958
                                             ------------ ------------
      Total current liabilities                   50,737       56,002
Long-term debt                                    14,174       14,005
Non-current deferred tax liability and other       1,288        1,320
Minority interest                                  1,769        1,960
Fair value of derivatives                            202            -
Total stockholders' equity,net                   166,590      183,056
                                             ------------ ------------
      Total liabilities and stockholders'
       equity                                   $234,760     $256,343
                                             ============ ============


                          CONN'S, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                For the Six Months
                                                   Ended July 31,
                                             -------------------------
                                                 2003         2004
                                             ------------ ------------
Net cash provided by operating activities        $11,003         $786

Cash flows from investing activities
Purchase of property and equipment                (2,364)      (9,047)
Proceeds from sale of property                       189           15
                                             ------------ ------------
Net cash used by investing activities             (2,175)      (9,032)

Cash flows from financing activities
Net borrowings (payments) under bank credit
 facilities                                       (7,637)       1,049
Net proceeds from exercise of stock options            -          687
Debt issuance costs                                 (429)         (70)
Payment of promissory notes                         (976)         (34)
                                             ------------ ------------
Net cash provided (used) by financing
 activities                                       (9,042)       1,632
                                             ------------ ------------
Net change in cash                                  (214)      (6,614)

Cash and cash equivalents
Beginning of the year                              2,448       12,942
                                             ------------ ------------
End of the year                                   $2,234       $6,328
                                             ============ ============


                          CONN'S, INC. AND SUBSIDIARIES
                RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
                          PRO FORMA EARNINGS PER SHARE
                    (in thousands, except earnings per share)

                              Three Months Ended    Six Months Ended
                                   July 31,             July 31,
                              ------------------- --------------------
                                 2003      2004      2003      2004
                              --------- --------- --------- ----------
Net income available for
 common stockholders            $4,937    $6,790    $9,435    $14,563
Add interest savings, net of
 tax, due to debt payoff           342                 684
Add preferred dividends            586         -     1,173          -
                              --------- --------- --------- ----------
Pro forma net income            $5,865    $6,790   $11,292    $14,563
                              ========= ========= ========= ==========

Total shares outstanding
 pre-IPO                        16,720    16,720    16,720     16,720
Shares issued in IPO,
 including over-allotment        4,622     4,622     4,622      4,622
Conversion of preferred stock
 into common                     1,712     1,712     1,712      1,712
Weighted exercise of options         -       126         -        109
Dilution due to outstanding
 options                                     621                  606
                              --------- --------- --------- ----------
Pro forma shares outstanding    23,054    23,801    23,054     23,769
                              ========= ========= ========= ==========
Pro forma diluted earnings per
 share                           $0.25     $0.29     $0.49      $0.61
                              ========= ========= ========= ==========

Reconciliation of pro forma
 shares outstanding to
 according to presentation
 according to GAAP:
   Pro forma shares
    outstanding                 23,054    23,801    23,054     23,769
   Adjustment since shares
    were not outstanding for
    the full year               (6,334)        -    (6,334)         -
                              --------- --------- --------- ----------
   Weighted diluted
    outstanding shares
    according to GAAP           16,720    23,801    16,720     23,769
                              ========= ========= ========= ==========

The use of pro forma information is considered necessary to provide the reader with more comparable earnings per share information year over year. As a result of the IPO transaction, the additional shares issued were significant relative to the shares outstanding in the prior year, the retirement of debt substantially reduced interest expense, and preferred dividends are no longer accrued or paid. Consequently, the shares outstanding have been adjusted to reflect the IPO transaction as though it took place on Feb. 1, 2003, interest expense associated with the debt that would have been paid-off has been reduced, and preferred dividends have been eliminated in all periods in order to compute earnings per share on a more comparable basis.

                     CALCULATION OF GROSS MARGIN PERCENTAGE
                             (dollars in thousands)

                              Three Months Ended    Six Months Ended
                                   July 31,             July 31,
                              ------------------- --------------------
                                 2003      2004      2003      2004
                              --------- --------- --------- ----------
Total revenues                $117,126  $136,601  $237,917   $271,479
Less cost of goods and parts
 sold, including warehousing
 and occupancy cost            (73,689)  (86,795) (151,924)  (172,674)
                              --------- --------- --------- ----------
Gross margin dollars           $43,437   $49,806   $85,993    $98,805
                              ========= ========= ========= ==========

Gross margin percentage           37.1%     36.5%     36.1%      36.4%


     CONTACT: Conn's, Inc.
              Thomas J. Frank, 409-832-1696 Ext. 3218